UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2026

Rumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40079	80-0984597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, FL 34228
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 210-0196

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RUM	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RUMBW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2026, Rumble Inc. (the “Company”) announced that it has appointed Mike Masci as its new Chief Financial Officer, effective March 31, 2026 (the “Effective Date”), to succeed Brandon Alexandroff, who is transitioning to the role of strategic advisor to the Chief Executive Officer.

Mr. Masci, 41, is a technology executive with deep expertise in AI and Cloud infrastructure. His most recent role was Vice President of Product Management for the Edge Computing Group at Intel Corporation (Nasdaq: INTC) since November 2024. In this capacity, he directed full-lifecycle product management, marketing, architecture, and P&L for a multi-billion-dollar technology growth area centered on AI at the Edge.

Mr. Masci has held a variety of executive positions, notably serving as Group CFO of the multi-billion-dollar Datacenter Network Platforms Group at Intel from September 2012 to January 2020 and as Vice President of Product Management for Intel’s Network & Edge Group from January 2020 to November 2024. His background encompasses leading product and P&L for the Datacenter Network and Edge Group at Intel, alongside extensive experience in Financial Planning and Analysis and Mergers and Acquisitions.

Throughout his career, Mr. Masci has navigated and shaped key industry technology trends. His domain expertise spans Hyperscale Cloud, Edge and Enterprise Datacenters, Infrastructure-as-a-Service (IaaS), and Generative AI—including both training and inference workloads, AI infrastructure buildouts, and AI networking. Mr. Masci holds a degree in finance from Arizona State University.

In connection with Mr. Masci’s appointment, on March 26, 2026, the Company entered into an employment agreement with Mr. Masci (the “Masci Employment Agreement”) that will govern the terms of Mr. Masci’s employment as the Company’s Chief Financial Officer, effective as of the Effective Date. Pursuant to the Masci Employment Agreement, Mr. Masci is entitled to an initial base salary of $500,000 per year and is eligible to earn an annual bonus based upon the achievement of performance targets established for the applicable calendar year, with a target annual bonus equal to 50% of his base salary and a maximum annual bonus equal to 100% of his base salary, which will be prorated for the first year of his employment. Mr. Masci is eligible for a long-term incentive award pursuant to the Rumble Inc. 2022 Stock Incentive Plan, as amended from time to time (the “Plan”), with an aggregate grant-date fair market value equal to $2,000,000 for the 2026 fiscal year, which award will be granted in a combination of stock options and restricted stock units of the Company (“RSUs”). Additionally, Mr. Masci will receive the following one-time sign-on equity grants, in each case, pursuant to the Plan: (i) RSUs with a grant-date value equal to $1,200,000, which will vest over two years in eight substantially equal quarterly installments beginning three months after the Effective Date (the “Signing RSU Grant”) and (ii) an option to purchase shares of the Company’s common stock with an aggregate grant-date value equal to $3,000,000, which will vest over five years, with 25% of the option vesting on the second anniversary of the Effective Date and the remainder of the option vesting in substantially equal annual installments thereafter on each anniversary of the Effective Date (the ”Signing Option Grant”); in each case, subject to Mr. Masci’s continued employment with the Company on each vesting date.

There is no arrangement or understanding between Mr. Masci and any other person pursuant to which Mr. Masci was appointed as an officer. There are no family relationships between Mr. Masci and any of the Company’s directors or executive officers or any person nominated or chosen to become a director or executive officer; Mr. Masci has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K; and Mr. Masci has no prior affiliations with Baker Tilly US, LLP, the Company’s independent auditors.

Pursuant to the Masci Employment Agreement, if Mr. Masci’s employment is terminated either (x) by the Company without “cause” or (y) by Mr. Masci for “good reason” (as such terms are defined in the Masci Employment Agreement), subject to his execution of a general release of claims in favor of the Company and its affiliates and compliance with any restrictive covenants to which Mr. Masci is subject in favor of the Company and its affiliates, Mr. Masci will be entitled to: (i) any unpaid annual bonus in respect of any completed fiscal year that has ended on or before the termination date; (ii) a prorated target annual bonus for the calendar year in which such termination occurs; (iii) subsidized premiums for continued coverage under the Company’s group health plan for up to 12 months; (iv) an amount equal to the sum of (x) Mr. Masci’s annual base salary, plus (y) the target annual bonus for the year of termination, payable during the 12-month period following termination in accordance with the Company’s regular payroll practices; and (v) continued vesting during the 12-month period following termination of any time-based annual equity awards that are outstanding and unvested as of such termination.

The foregoing descriptions of the Masci Employment Agreement, the Signing RSU Grant and the Signing Option Grant do not purport to be complete and are qualified in their entirety by reference to the full text of the Masci Employment Agreement, the award agreement evidencing the Signing RSU Grant and the award agreement evidencing the Signing Option Grant, copies of which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated by reference herein.

On the Effective Date, Brandon Alexandroff, current Chief Financial Officer, will transition and assume the role of strategic advisor to the Chief Executive Officer of the Company. In connection with such change in role, Mr. Alexandroff’s previously disclosed employment agreement with the Company, as Chief Financial Officer, will be terminated as of the Effective Date, and the Company’s standard employment agreement with employees in Canada will govern the terms of Mr. Alexandroff’s employment from and after the Effective Date. Mr. Alexandroff’s transition is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

Item 7.01 Regulation FD Disclosure.

On March 26, 2026, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Masci as the Company’s Chief Financial Officer. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated March 26, 2026, by and between Rumble Inc. and Mike Masci.
10.2	Restricted Stock Unit Award Agreement in respect of the Rumble Inc. 2022 Stock Incentive Plan.
10.3	Option Award Agreement in respect of the Rumble Inc. 2022 Stock Incentive Plan.
99.1	Press Release of Rumble Inc. dated March 26, 2026.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rumble Inc.

Date: March 26, 2026	By:	/s/ Maurice F. Edelson
	Name:	Maurice F. Edelson
	Title:	General Counsel and Corporate Secretary

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